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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported)  February 26, 2003
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                        WARWICK VALLEY TELEPHONE COMPANY
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               (Exact Name of Registrant as Specified in Charter)


          NEW YORK                     0-11174                  14-1160510
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 (State or Other Jurisdiction        (Commission                (IRS Employer
     of Incorporation)                File Number)           Identification No.)


   47 MAIN STREET, WARWICK, NEW YORK                                   10990
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(Address of principal executive offices)                            (Zip Code)


Registrant's telephone number, including area code  (845) 986-8080
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        (Former name or former address, if changed since last report)





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ITEM 5. OTHER EVENTS

     On February 18, 2003, WVT Communications (Company) closed a commitment with CoBank, ACB with respect to an $18,475,000 unsecured term credit facility. Under conditions set by the New York Public Service Commission, the Company may use the proceeds of the loan to refinance approximately $4,000,000 in existing long-term debt and $3,000,000 under a line of credit. The Company may use the remaining amount available under the facility - $11,475,000 - to finance capital expenditures and to pay the expenses and fees incurred by the Company in connection with the closing of the loan. In addition the Company may re-borrow amounts repaid under the facility, which will remain available to the Company until September 30, 2004. The Company has drawn on the term credit facility and paid off an existing $3,000,000 line of credit. The Company intends to repay the $4,000,000 in long-term debt at its December 1, 2003 maturity date. The Company has no present requirements that necessitate the immediate use of the remaining unused credit.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934,the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       WARWICK VALLEY TELEPHONE COMPANY


Dated: February 26, 2003                      By: /s/ M. Lynn Pike
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                                                  Name:  M. Lynn Pike
                                                  Title: President